EXHIBIT 4.1

WMG ACQUISITION CORP.,

as the Issuer,

the Guarantors party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of March 4, 2013

11.50% Senior Notes due 2018

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 4, 2013, among WMG Acquisition Corp., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of July 20, 2011 as amended through the date hereof (the “Indenture”), by and among the Company, the Guarantors and the Trustee, pursuant to which the Company’s 11.50% Senior Notes due 2018 (the “Notes”) were issued;

WHEREAS, the Company has solicited (the “Consent Solicitation”) the Holders to direct the Trustee to execute and deliver a supplemental indenture to the Indenture to effect the amendments to the Indenture contemplated hereby (the “Amendments”);

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain exceptions inapplicable hereto, the Company and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”);

WHEREAS, in connection with the Consent Solicitation, Holders that have delivered and have not withdrawn a valid consent on a timely basis (the “Consenting Holders”) are entitled to receive a consent fee (the “Consent Fee”) with respect to the Notes in respect of which they have validly consented, payable if all conditions to the Consent Solicitation, including, without limitation, the receipt of the Requisite Consents and the execution of this Supplemental Indenture, are satisfied or waived;

WHEREAS, the Holders that have approved this Supplemental Indenture (as evidenced by their execution of a Consent Form) constitute Holders of at least a majority in aggregate principal amount of the Notes now outstanding and are willing to direct the Trustee to execute and deliver this Supplemental Indenture;

WHEREAS, consistent with the practice of The Depository Trust Company (“DTC”), DTC has authorized direct participants in DTC set forth in the position listing of DTC as of the date hereof to approve this Supplemental Indenture as if they were Holders of the Notes held of record in the name of DTC or the name of its nominee;

WHEREAS, the Trustee has been directed by the Holders of the requisite principal amount of Notes to execute and deliver this Supplemental Indenture in its capacity as Trustee; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Company and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, in consideration of the above premises, and for the purpose of memorializing the amendments to the Indenture consented to by the Holders, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

AMENDMENT OF INDENTURE

Section 1.1 Amendments to the Indenture. The Indenture is hereby amended as follows:

The following definition of “Acquired PLG Business” is hereby added to Section 1.01 as follows:

“Acquired PLG Business” means those companies and businesses to be acquired by the Issuer or one of its affiliates pursuant to, or in connection with the consummation of the transactions contemplated by, (i) the Share Purchase Agreement, dated as of February 6, 2013, by and among Warner Music Holdings Limited and certain other subsidiaries of the Issuer, as buyers, and the Issuer, as buyers’ guarantor, and EGH1 BV, EMI Group Holdings BV and DELTA Holdings BV, as sellers (the “Sellers”), and Universal International Music BV, as sellers’ guarantor (together with the Sellers, the “PLG Seller”), as amended, revised or modified from time to time, and (ii) the sale and purchase agreement to be entered into with respect to the sale of EMI Music France SAS (“EMI Music France”) upon exercise of the put option entered into on February 6, 2013 by Warner Music Holdings BV, as buyer, and WMG Acquisition Corp., as buyer’s guarantor, EMI Music France Holdco Limited, as seller, and Universal International Music BV, as seller’s guarantor, each as amended, revised or modified from time to time, in the case of (i) and (ii) above after giving effect to the consummation of the transactions contemplated by the Separation Agreement and the Separation Plan.

The following definition of “PLG Acquisition Transaction” is hereby added to Section 1.01 as follows:

“PLG Acquisition Transaction” means the acquisition by the Issuer or one of its affiliates of the Acquired PLG Business.

The following definition of “PLG Perimeter Group” is hereby added to Section 1.01 as follows:

“PLG Perimeter Group” means those companies set forth in Schedule A to this Indenture.

The following definition of “Separation Agreement” is hereby added to Section 1.01 as follows:

“Separation Agreement” means the Separation Agreement, dated as of February 6, 2013, by and between EGH1 BV, as seller, and Warner Music Holdings Limited, as buyer, as amended, revised or modified from time to time.

The following definition of “Separation Plan” is hereby added to Section 1.01 as follows:

“Separation Plan” means the Plan for the Implementation of Operational and Structural Separation of PLG from EMI Group, dated as of February 6, 2013, by and between EGH1 BV, as seller, and Warner Music Holdings Limited, as buyer, as amended, revised or modified from time to time.

The following definition of “Specified Information” is hereby added to Section 1.01 as follows:

“Specified Information” means (i) the following historical financial data with respect to the PLG Perimeter Group to the extent and in the form provided to the Issuer by the PLG Seller and with respect to those PLG Perimeter Group companies acquired by the Issuer or one of its affiliates: (a) aggregate profit and loss accounts for the fiscal years ended March 31, 2011 and 2012 derived from local statutory accounts and (b) combined balance sheet data as at September 30, 2012; (ii) the following financial data with respect to the Acquired PLG Business to the extent and in the form provided to the Issuer by the PLG Seller and with respect to those PLG Perimeter Group companies acquired by the Issuer or one of its affiliates: (a) certain summary pro forma income statement data for the twelve month period ended September 30, 2012 and the fiscal years ended March 31, 2011 and 2012 and (b) certain carve out balance sheet data as at September 30, 2012 and (iii) certain pro forma income statement data for the twelve month period ended September 30, 2012 and certain pro forma balance sheet data at September 30, 2012 giving effect to the consummation of the PLG Acquisition Transaction and, to the extent deemed appropriate by the Issuer, any related transactions, including the incurrence of indebtedness to financing such acquisition (it being understood that such pro forma financial data only need to reflect information regarding the PLG Perimeter Group and the Acquired PLG Business to the extent the same has been received by the Issuer prior to the preparation of such pro forma financial data).

Section 4.17(b) is hereby amended as follows:

(b) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports; provided, that (i) the Issuer shall have no obligation to furnish or otherwise make available to the Trustee, the Holders or any other Person or file or furnish with the SEC any financial statements or pro forma financial information as would be required under Item 9.01(a) and (b) of Form 8-K with respect to the Acquired PLG Business or the PLG Perimeter Group or as a result of the consummation of the PLG Acquisition Transaction and (ii) if the Issuer or any direct or indirect subsidiary of Warner Music Group Corp. consummates the PLG Acquisition Transaction within the time period specified in Item 9.01(a)(4) of Form 8-K (and the Issuer has not otherwise furnished or made available such financial statements and pro forma financial information as would be required under Item 9.01(a) and (b) of Form 8-K), the Issuer shall make available in accordance with this Section 4.17 the Specified Information, which Specified Information (a) shall not be required to be prepared in accordance with GAAP, IFRS or any other body of generally accepted accounting principles or any rules or regulations promulgated by the SEC including, without limitation, Regulation S-X and (b) need not include information relating to EMI France to the extent that EMI France is not acquired by the Issuer or one of its affiliates substantially concurrently with the consummation of the acquisition of the other Acquired PLG Businesses; provided, further, however, that the Trustee shall have no responsibility whatsoever to determine if such filing or posting has occurred.

Schedule A is hereby added as follows:

Schedule A

1.	EMI Records Limited (EMIRL)

•	EMI Music International Services Limited (EMIMIS)

•	Chrysalis Records International Limited

•	Chrysalis Records Limited

•	Ensign Records Limited

•	Trooper Enterprises Limited (75.75%)*

•	Food Limited

•	Music for Pleasure Limited

•	Virgin Record Classics Limited

2.	EMI Music Belgium BVBA

3.	EMI Czech Republic Sro

•	EMI Slovakia Republic Sro

4.	EMI Poland Sp Zoo

•	Duzy Dom Dystrybucyjny sp.z.o.o.

5.	EMI Group Portugal SGPS Lda

•	EMI Music Portugal Lda

6.	EMI Music France SAS

•	PlayOn SAS (51%)*

7.	EMI Music Sweden AB

•	Grand Recordings Sweden AB

•	Pandion AB

8.	EMI Group Norway AS

•	EMI Music Norway AS

•	Absolute Music AS

9.	EMI Music Denmark A/S

10.	EMI Music Spain SL

•	EMI Torrelaguna SL

11.	EMI Music Operations Europe BV

*	Indicates the approximate percentage of the applicable entity included in the PLG Perimeter Group.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Effect of Supplemental Indenture.

From and after the Amendment Operative Time (as defined below), the Indenture shall be amended and supplemented in accordance herewith. Each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Supplemental Indenture unless the context otherwise requires. The Indenture as amended and supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument, and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by this Supplemental Indenture shall be bound thereby.

Section 2.2 Effectiveness.

This Supplemental Indenture shall become effective and binding on the Company, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, upon the execution and delivery by the parties to this Supplemental Indenture and upon the payment of the Consent Fee to the Consenting Holders in accordance with the terms and conditions of the Consent Solicitation (the “Amendment Operative Time”). If the Consent Fee is not paid to the Consenting Holders in accordance with the terms and conditions of the Consent Solicitation, this Supplemental Indenture shall be null and void.

Section 2.3 Indenture Remains in Full Force and Effect.

Except as supplemented and amended hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.4 Confirmation of Indenture.

The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects confirmed and ratified.

Section 2.5 Conflict with Trust Indenture Act.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof or of the Indenture which is required or deemed to be included in this Supplemental Indenture or the Indenture by any of the provisions of the Trust Indenture Act of 1939, as amended, such required or deemed provision shall control.

Section 2.6 Severability.

In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7 Successors.

All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

Section 2.8 Certain Duties and Responsibilities of the Trustee.

In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee, for itself and its successor or successors, accepts the terms of the Indenture as amended by this Supplemental Indenture, and agrees to perform the same, but only upon the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture. The Trustee makes no representations as to the validity or adequacy of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee.

Section 2.9 Governing Law.

This Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York.

Section 2.10 Duplicate Originals.

All parties may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

Section 2.11 Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WMG ACQUISITION CORP.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel and Secretary

Guarantors:

ROADRUNNER RECORDS INC.
T.Y.S., INC.
THE ALL BLACKS U.S.A., INC.
A. P. SCHMIDT CO.
ARMS UP, INC.
ATLANTIC RECORDING CORPORATION
ATLANTIC/MR VENTURES INC.
BERNA MUSIC, INC.
BIG BEAT RECORDS INC.
CAFE AMERICANA INC.
CHAPPELL & INTERSONG MUSIC GROUP (AUSTRALIA) LIMITED
CHAPPELL AND INTERSONG MUSIC GROUP (GERMANY) INC.
CHAPPELL MUSIC COMPANY, INC.
COTA MUSIC, INC.
COTILLION MUSIC, INC.
CRK MUSIC INC.
E/A MUSIC, INC.
ELEKSYLUM MUSIC, INC.
ELEKTRA/CHAMELEON VENTURES INC.
ELEKTRA ENTERTAINMENT GROUP INC.
ELEKTRA GROUP VENTURES INC.
EN ACQUISITION CORP.
FHK, INC.
FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.
FOSTER FREES MUSIC, INC.
INSIDE JOB, INC.
INSOUND ACQUISITION INC.
INTERSONG U.S.A., INC.
JADAR MUSIC CORP.
LEM AMERICA, INC.
LONDON-SIRE RECORDS INC.
MAVERICK PARTNER INC.
MCGUFFIN MUSIC INC.
MIXED BAG MUSIC, INC.
MM INVESTMENT INC.
NC HUNGARY HOLDINGS INC.
NEW CHAPPELL INC.
NONESUCH RECORDS INC.

[Signature Page to Supplemental Indenture – 2018 Notes]

Guarantors (cont-d):

NON-STOP MUSIC HOLDINGS, INC.
NVC INTERNATIONAL INC.
OCTA MUSIC, INC.
PEPAMAR MUSIC CORP.
REP SALES, INC.
RESTLESS ACQUISITION CORP.
REVELATION MUSIC PUBLISHING CORPORATION
RHINO ENTERTAINMENT COMPANY
RICK’S MUSIC INC.
RIGHTSONG MUSIC INC.
RODRA MUSIC, INC.
RYKO CORPORATION
RYKODISC, INC.
RYKOMUSIC, INC.
SEA CHIME MUSIC, INC.
SR/MDM VENTURE INC.
SUPER HYPE PUBLISHING, INC.
THE RHYTHM METHOD INC.
TOMMY BOY MUSIC, INC.
TOMMY VALANDO PUBLISHING GROUP, INC.
TW MUSIC HOLDINGS INC.
UNICHAPPELL MUSIC INC.
W.B.M. MUSIC CORP.
WALDEN MUSIC INC.
WARNER ALLIANCE MUSIC INC.
WARNER BRETHREN INC.
WARNER BROS. MUSIC INTERNATIONAL INC.
WARNER BROS. RECORDS INC.
WARNER CUSTOM MUSIC CORP.
WARNER DOMAIN MUSIC INC.
WARNER MUSIC DISCOVERY INC.
WARNER MUSIC LATINA INC.
WARNER MUSIC SP INC.
WARNER SOJOURNER MUSIC INC.
WARNER SPECIAL PRODUCTS INC.
WARNER STRATEGIC MARKETING INC.
WARNER/CHAPPELL MUSIC (SERVICES), INC.
WARNER/CHAPPELL MUSIC, INC.
WARNER/CHAPPELL PRODUCTION MUSIC, INC.
WARNER-ELEKTRA-ATLANTIC CORPORATION
WARNERSONGS, INC.
WARNER-TAMERLANE PUBLISHING CORP.
WARPRISE MUSIC INC.
WB GOLD MUSIC CORP.
WB MUSIC CORP.
WBM/HOUSE OF GOLD MUSIC, INC.
WBR MANAGEMENT SERVICES INC.
WBR/QRI VENTURE, INC.
WBR/RUFFNATION VENTURES, INC.
WBR/SIRE VENTURES INC.
WEA EUROPE INC.
WEA INC.

[Signature Page to Supplemental Indenture – 2018 Notes]

Guarantors (cont-d):

WEA INTERNATIONAL INC.
WEA MANAGEMENT SERVICES INC.
WIDE MUSIC, INC.
WMG MANAGEMENT SERVICES INC.
ASYLUM RECORDS LLC
ATLANTIC MOBILE LLC
ATLANTIC PRODUCTIONS LLC
ATLANTIC SCREAM LLC
ATLANTIC/143 L.L.C.
BB INVESTMENTS LLC
BULLDOG ENTERTAINMENT GROUP LLC
BULLDOG ISLAND EVENTS LLC
BUTE SOUND LLC
CHORUSS LLC
CORDLESS RECORDINGS LLC
EAST WEST RECORDS LLC
FBR INVESTMENTS LLC
FOZ MAN MUSIC LLC
FUELED BY RAMEN LLC
LAVA RECORDS LLC
LAVA TRADEMARK HOLDING COMPANY LLC
MADE OF STONE LLC
PENALTY RECORDS, LLC
PERFECT GAME RECORDING COMPANY LLC
RHINO NAME & LIKENESS HOLDINGS, LLC
RHINO/FSE HOLDINGS, LLC
T-BOY MUSIC, LLC
T-GIRL MUSIC, LLC
THE BIZ LLC
UPPED.COM LLC
WARNER MUSIC DISTRIBUTION LLC
WMG TRADEMARK HOLDING COMPANY LLC
J. RUBY PRODUCTIONS, INC.
SIX-FIFTEEN MUSIC PRODUCTIONS, INC.
SUMMY-BIRCHARD, INC.
ARTIST ARENA LLC
ATLANTIC PIX LLC
FERRET MUSIC HOLDINGS LLC
FERRET MUSIC LLC
FERRET MUSIC MANAGEMENT LLC
FERRET MUSIC TOURING LLC
P & C PUBLISHING LLC
WARNER MUSIC NASHVILLE LLC

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary of each of the above named entities listed under the heading Guarantors and signing this agreement in such capacity on behalf of each such entity

[Signature Page to Supplemental Indenture – 2018 Notes]

Guarantors (cont-d):

WARNER MUSIC INC.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

615 MUSIC LIBRARY, LLC

By:	Six-Fifteen Music Productions, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By:	Artist Arena LLC, its Sole Member
By:	Warner Music Inc, its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

ALTERNATIVE DISTRIBUTION ALLIANCE

By:	Warner Music Distribution LLC, its Managing Partner
By:	Rep Sales, Inc., its Sole Member and Manager

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

MAVERICK RECORDING COMPANY

By:	SR/MDM Venture Inc., its Managing Partner

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE – 2018 NOTES]

Guarantors (cont-d):

NON-STOP CATACLYSMIC MUSIC, LLC
NON-STOP INTERNATIONAL PUBLISHING, LLC
NON-STOP OUTRAGEOUS PUBLISHING, LLC

By:	Non-Stop Music Publishing, LLC, their Sole Member
By:	Non-Stop Music Holdings, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

NON-STOP MUSIC LIBRARY, L.C.
NON-STOP MUSIC PUBLISHING, LLC
NON-STOP PRODUCTIONS, LLC

By:	Non-Stop Music Holdings, Inc., their Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

WMG ARTIST BRAND LLC

By:	Warner Music Inc., its Managing Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE – 2018 NOTES]

WELLS FARGO BANK, NATIONAL ASSOCATION, as Trustee

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Authorized Signatory

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE – 2018 NOTES]